UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2015 (June 24, 2015)

T Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	333-1111153	71-0919962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16200 Dallas Parkway, Suite 190, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 720-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of T Bancshares, Inc. (the “Company”) held on June 24, 2015, shareholders of the Company voted on the following proposals, which are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A for the 2015 Annual Meeting of Shareholders filed by the Company with the Securities and Exchange Commission on April 30, 2015 (the “Proxy Statement”):

(1)
The election of the 11 nominees named in the Proxy Statement as directors of the Company for a one year term that will expire at the 2016 annual meeting of the shareholders or until their successors are duly elected and qualified. Final voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Stanley Allred	2,881,174	2,200	610,231
Dan Basso	2,881,174	2,200	610,231
Frankie Basso	2,881,174	2,200	610,231
David Carstens	2,881,174	2,200	610,231
Ron Denheyer	2,881,174	2,200	610,231
Patrick Howard	2,881,174	2,200	610,231
Steven Jones	2,865,191	18,183	610,231
Eric Langford	2,881,174	2,200	610,231
Charles Mapes	2,881,174	2,200	610,231
Thomas McDougal	2,881,174	2,200	610,231
Gordon Youngblood	2,881,174	2,200	610,231

(2)	The ratification of the appointment of Whitley Penn LLP as the independent auditors of the Company for the fiscal year ending December 31, 2015. Final voting results were as follows:

Votes For	3,489,352
Votes Against	1,568
Abstentions	2,685

(3)	The approval of the 2015 Stock Incentive Plan of T Bancshares, Inc. Final voting results were as follows:

Votes For	2,709,817
Votes Against	88,155
Abstentions	85,402
Broker Non-Votes	610,231

(4)
The adoption of an Amended and Restated Certificate of Formation for T Bancshares, Inc. to incorporate changes consistent with the Texas Business Organizations Code which replaced the Texas Business Corporation Act, effective January 1, 2010. Final voting results were as follows:

Votes For	2,881,274
Votes Against	1,600
Abstentions	500

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T Bancshares, Inc.

Date: June 29, 2015	By:	/s/ Patrick Howard
Patrick Howard
President & Chief Executive Officer